UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 19, 2011
AFC Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Minnesota

(State or Other Jurisdiction of Incorporation)

000-32369	58-2016606

(Commission File Number)	(IRS Employer Identification No.)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 459-4450

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 19, 2011, AFC Enterprise, Inc. (the “Company”) held its 2011 Annual Shareholders Meeting. The shareholders elected the following nominees to the board of directors to serve a one-year term with votes cast as follows:

John M. Cranor, III	Carolyn Hogan Byrd
For: 22,463,631	For: 22,374,593
Withheld: 181,933	Withheld: 270,971
Non-votes: 633,056	Non-votes: 633,056

Krishnan Anand	John F. Hoffner
For: 22,644,082	For: 22,644,260
Withheld: 1,482	Withheld: 1,304
Non-votes: 633,056	Non-votes: 633,056

Victor Arias, Jr.	R. William Ide, III
For: 22,463,746	For: 22,581,841
Withheld: 181,818	Withheld: 63,723
Non-votes: 633,056	Non-votes: 633,056

Cheryl A. Bachelder	Kelvin J. Pennington
For: 22,643,615	For: 22,450,477
Withheld: 1,949	Withheld: 195,087
Non-votes: 633,056	Non-votes: 633,056
The shareholders also voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2011 with votes cast as follows:
For: 23,101,288
Against: 177,252
Abstain: 80
The shareholders also voted to re-approve the material terms of the performance goals under the Company’s 2006 Stock Incentive Plan with votes cast as follows:
For: 22,169,068
Against: 475,966
Abstain: 530
Non-votes: 633,056
The shareholders also voted to approve, on an advisory basis, the compensation of the named executive officers with votes cast as follows:
For: 22,258,509

Against: 382,808
Abstain: 4,247
Non-votes: 633,056
The shareholders also voted, on an advisory basis, on the preference of the frequency of future advisory votes on executive compensation with votes cast as follows:
One Year: 21,436,991
Two Years: 1,720
Three Years: 1,204,915
Abstain: 1,938
Non-votes: 633,056
Following the results of this vote, the Board of Directors of the Company adopted a policy of holding advisory votes on executive compensation annually.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC Enterprises, Inc.
Date: May 23, 2011	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary